Exhibit 10.7

FOURTH BUSINESS FINANCING MODIFICATION AGREEMENT

This Fourth Business Financing Modification Agreement (this “Agreement”) is entered into as of July 13, 2017, by and among CHROMADEX CORPORATION, a Delaware corporation, CHROMADEX, INC., a California corporation, CHROMADEX ANALYTICS, INC., a Nevada corporation and HEALTHSPAN RESEARCH LLC, a Delaware limited liability company (each, a “Borrower” and collectively, “Borrowers”), and WESTERN ALLIANCE BANK, an Arizona corporation (“Lender”).

1.             DESCRIPTION OF EXISTING INDEBTEDNESS: Among other indebtedness which may be owing by Borrowers to Lender, Borrowers are indebted to Lender pursuant to, among other documents, a Business Financing Agreement, dated November 4, 2016, by and among Borrowers and Lender, as may be amended from time to time, including, without limitation, by that certain First Business Financing Modification Agreement dated as of February 16, 2017, and that certain Second Business Financing Modification Agreement dated as of March 12, 2017 and that certain Third Business Financing Modification Agreement dated as of April 19, 2017 (the “Business Financing Agreement”). Capitalized terms used without definition herein shall have the meanings assigned to them in the Business Financing Agreement.

Hereinafter, all indebtedness owing by Borrowers to Lender under the Existing Documents (defined herein) shall be referred to as the “Obligations” and the Business Financing Agreement and any and all other Loan Documents executed by Borrowers in favor of Lender in connection therewith shall be referred to as the “Existing Documents.”

2.             DESCRIPTION OF CHANGE IN TERMS.

A.           Modifications to Business Financing Agreement and all Existing Documents:

(i) Section 4.13 of the Business Financing Agreement hereby is amended and restated in its entirety and replaced with the following:

“4.13 Not make or contract to make, without Lender’s prior written consent, capital expenditures, including leasehold improvements, in any fiscal year in excess of $750,000 or incur liability for rentals of personal property (but excluding real property leases) in an amount which, together with capital expenditures, shall in any fiscal year exceed such sum.”

(ii) Section 12.1 of the Business Financing Agreement hereby is amended by amending and restating clause (c) of the definition of “Permitted Indebtedness” in its entirety to read as follows:

“(c) Purchase money indebtedness (including capital leases) incurred to acquire capital assets in ordinary course of business and not exceeding $750,000”

3.             CONSISTENT CHANGES. The Existing Documents are each hereby amended wherever necessary to reflect the changes described above.

4.             PAYMENT OF DOCUMENTATION FEE. Borrowers shall pay Lender all out-of-pocket expenses (including but not limited to reasonable legal fees and due diligence fees (if any)) incurred by Lender in connection with the execution of this Agreement.

5.             NO DEFENSES OF BORROWERS/GENERAL RELEASE. Each Borrower agrees that, as of this date, it has no defenses against the obligations to pay any amounts presently due under the Obligations. Each Borrower (each, a “Releasing Party”) acknowledges that Lender would not enter into this Agreement without Releasing Party’s assurance that it has no claims against Lender or any of Lender’s officers, directors, employees or agents. Except for the obligations arising hereafter under this Agreement, each Releasing Party releases Lender, and each of Lender’s and entity’s officers, directors and employees from any known or unknown claims that Releasing Party now has against Lender of any nature, including any claims that Releasing Party, its successors, counsel, and advisors may in the future discover they would have now had if they had known facts not now known to them, whether founded in contract, in tort or pursuant to any other theory of liability, including but not limited to any claims arising out of or related to the Agreement or the transactions contemplated thereby. Releasing Party waives the provisions of California Civil Code section 1542, which states:

A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS OR HER FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM OR HER, MUST HAVE MATERIALLY AFFECTED HIS OR HER SETTLEMENT WITH THE DEBTOR.

The provisions, waivers and releases set forth in this section are binding upon each Releasing Party and its shareholders, agents, employees, assigns and successors in interest. The provisions, waivers and releases of this section shall inure to the benefit of Lender and its agents, employees, officers, directors, assigns and successors in interest. The provisions of this section shall survive payment in full of the Obligations, full performance of all the terms of this Agreement and the Business Financing Agreement, and/or Lender’s actions to exercise any remedy available under the Business Financing Agreement or otherwise.

6.             CONTINUING VALIDITY. Borrowers understand and agree that in modifying the existing Business Financing Agreement, Lender is relying upon Borrowers’ representations, warranties, and agreements, as set forth in the Existing Documents. Except as expressly modified pursuant to this Agreement, the terms of the Existing Documents remain unchanged and in full force and effect. Lender’s agreement to modifications to the existing Business Financing Agreement pursuant to this Agreement in no way shall obligate Lender to make any future modifications to the Business Financing Agreement. Nothing in this Agreement shall constitute a satisfaction of the Obligations. It is the intention of Lender and Borrowers to retain as liable parties all makers and endorsers of Existing Documents, unless the party is expressly released by Lender in writing. No maker, endorser, or guarantor will be released by virtue of this Agreement except in accordance with the terms of this Agreement. The terms of this paragraph apply not only to this Agreement, but also to any subsequent Business Financing modification agreements.

7.             REFERENCE PROVISION.

A.           In the event the Jury Trial waiver is not enforceable, the parties elect to proceed under this Judicial Reference Provision.

B.           With the exception of the items specified in Section 8(c) below, any controversy, dispute or claim (each, a “Claim”) between the parties arising out of or relating to this Agreement or any other document, instrument or agreement between the undersigned parties (collectively in this Section, the “Loan Documents”), will be resolved by a reference proceeding in California in accordance with the provisions of Sections 638 et seq. of the California Code of Civil Procedure (“CCP”), or their successor sections, which shall constitute the exclusive remedy for the resolution of any Claim, including whether the Claim is subject to the reference proceeding. Except as otherwise provided in the Loan Documents, venue for the reference proceeding will be in the state or federal court in the county or district where the real property involved in the action, if any, is located or in the state or federal court in the county or district where venue is otherwise appropriate under applicable law (the “Court”).

C.           The matters that shall not be subject to a reference are the following: (i) nonjudicial foreclosure of any security interests in real or personal property, (ii) exercise of self-help remedies (including, without limitation, set-off), (iii) appointment of a receiver and (iv) temporary, provisional or ancillary remedies (including, without limitation, writs of attachment, writs of possession, temporary restraining orders or preliminary injunctions). This reference provision does not limit the right of any party to exercise or oppose any of the rights and remedies described in clauses (i) and (ii) or to seek or oppose from a court of competent jurisdiction any of the items described in clauses (iii) and (iv). The exercise of, or opposition to, any of those items does not waive the right of any party to a reference pursuant to this reference provision as provided herein.

D.           The referee shall be a retired judge or justice selected by mutual written agreement of the parties. If the parties do not agree within ten (10) days of a written request to do so by any party, then, upon request of any party, the referee shall be selected by the Presiding Judge of the Court (or his or her representative). A request for appointment of a referee may be heard on an ex parte or expedited basis, and the parties agree that irreparable harm would result if ex parte relief is not granted. Pursuant to CCP Sec. 170.6, each party shall have one peremptory challenge to the referee selected by the Presiding Judge of the Court (or his or her representative).

E.           The parties agree that time is of the essence in conducting the reference proceedings. Accordingly, the referee shall be requested, subject to change in the time periods specified herein for good cause shown, to (i) set the matter for a status and trial-setting conference within fifteen (15) days after the date of selection of the referee, (ii) if practicable, try all issues of law or fact within one hundred twenty (120) days after the date of the conference and (iii) report a statement of decision within twenty (20) days after the matter has been submitted for decision.

F.           The referee will have power to expand or limit the amount and duration of discovery. The referee may set or extend discovery deadlines or cutoffs for good cause, including a party’s failure to provide requested discovery for any reason whatsoever. Unless otherwise ordered based upon good cause shown, no party shall be entitled to “priority” in conducting discovery, depositions may be taken by either party upon seven (7) days written notice, and all other discovery shall be responded to within fifteen (15) days after service. All disputes relating to discovery which cannot be resolved by the parties shall be submitted to the referee whose decision shall be final and binding.

G.           Except as expressly set forth herein, the referee shall determine the manner in which the reference proceeding is conducted including the time and place of hearings, the order of presentation of evidence, and all other questions that arise with respect to the course of the reference proceeding. All proceedings and hearings conducted before the referee, except for trial, shall be conducted without a court reporter, except that when any party so requests, a court reporter will be used at any hearing conducted before the referee, and the referee will be provided a courtesy copy of the transcript. The party making such a request shall have the obligation to arrange for and pay the court reporter. Subject to the referee’s power to award costs to the prevailing party, the parties will equally share the cost of the referee and the court reporter at trial.

H.           The referee shall be required to determine all issues in accordance with existing case law and the statutory laws of the State of California. The rules of evidence applicable to proceedings at law in the State of California will be applicable to the reference proceeding. The referee shall be empowered to enter equitable as well as legal relief, enter equitable orders that will be binding on the parties and rule on any motion which would be authorized in a court proceeding, including without limitation motions for summary judgment or summary adjudication. The referee shall issue a decision at the close of the reference proceeding which disposes of all claims of the parties that are the subject of the reference. Pursuant to CCP Sec. 644, such decision shall be entered by the Court as a judgment or an order in the same manner as if the action had been tried by the Court and any such decision will be final, binding and conclusive. The parties reserve the right to appeal from the final judgment or order or from any appealable decision or order entered by the referee. The parties reserve the right to findings of fact, conclusions of laws, a written statement of decision, and the right to move for a new trial or a different judgment, which new trial, if granted, is also to be a reference proceeding under this provision.

I.           If the enabling legislation which provides for appointment of a referee is repealed (and no successor statute is enacted), any dispute between the parties that would otherwise be determined by reference procedure will be resolved and determined by arbitration. The arbitration will be conducted by a retired judge or justice, in accordance with the California Arbitration Act Sec.1280 through Sec.1294.2 of the CCP as amended from time to time. The limitations with respect to discovery set forth above shall apply to any such arbitration proceeding.

J.           THE PARTIES RECOGNIZE AND AGREE THAT ALL CONTROVERSIES, DISPUTES AND CLAIMS RESOLVED UNDER THIS REFERENCE PROVISION WILL BE DECIDED BY A REFEREE AND NOT BY A JURY. AFTER CONSULTING (OR HAVING HAD THE OPPORTUNITY TO CONSULT) WITH COUNSEL OF ITS, HIS OR HER OWN CHOICE, EACH PARTY KNOWINGLY AND VOLUNTARILY, AND FOR THE MUTUAL BENEFIT OF ALL PARTIES, AGREES THAT THIS REFERENCE PROVISION WILL APPLY TO ANY CONTROVERSY, DISPUTE OR CLAIM BETWEEN OR AMONG THEM ARISING OUT OF OR IN ANY WAY RELATED TO, THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS.

8.             CONDITIONS. The effectiveness of this Agreement is conditioned upon Lender’s receipt of the following, in form and substance satisfactory to Lender:

(a)           this Agreement, duly executed by Borrowers;

(b)           payment of all reasonable expenses incurred by Lender in connection with the execution hereof, which may be debited from any of Borrowers' accounts; and

(c)           such other documents, and completion of such other matters, as Lender may reasonably deem necessary or appropriate.

9.             NOTICE OF FINAL AGREEMENT. BY SIGNING THIS DOCUMENT EACH PARTY REPRESENTS AND AGREES THAT: (A) THIS WRITTEN AGREEMENT REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES, (B) THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES, AND (C) THIS WRITTEN AGREEMENT MAY NOT BE CONTRADICTED BY EVIDENCE OF ANY PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS OR UNDERSTANDINGS OF THE PARTIES.

10.             COUNTERSIGNATURE. This Agreement shall become effective only when executed by Lender and Borrowers.

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IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the date and year above written.

BORROWERS:

CHROMADEX CORPORATION, a Delaware corporation

By: /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: CFO

CHROMADEX, INC., a California corporation

By: /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: CFO

CHROMADEX ANALYTICS, INC., a Nevada corporation

By: /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: CFO

HEALTHSPAN RESEARCH LLC, a Delaware limited liability company

By: /s/ Thomas C. Varvaro
Name: Thomas C. Varvaro
Title: CFO

[Signature Page to Fourth Business Financing Modification Agreement]

[Signatures continued on the next page]

IN WITNESS WHEREOF, Borrowers and Lender have executed this Agreement on the date and year above written.

LENDER:

WESTERN ALLIANCE BANK, an Arizona corporation

By: /s/ Grant Simon
Name: Grant Simon
Title: AVP

[Signature Page to Fourth Business Financing Modification Agreement]